EXHIBIT 6.2

                      LOAN COMMITMENT LETTER FROM BEN KIRK
                               DATED JUNE 4, 2003









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June 4, 2003

Attn:  Dan Savino
Bravo Resources Ltd.
705 - 901 Jervis Street
Vancouver, BC  V6E 2B6


Dear Dan,

I hereby commit to loan $25,000.00 US to Bravo Resources Ltd., if the Company requires funds to cover expenses for the next 12 months.

Kind regards,

/s/ BEN KIRK

Ben Kirk